Exhibit 5.1

July 25, 2025

Edesa Biotech, Inc.

100 Spy Court

Markham, ON L3R 5H6

Canada

Dear Sirs/Mesdames:

Re:	Edesa Biotech, Inc. - Registration Statement on Form S-3

We have acted as Canadian legal counsel to Edesa Biotech, Inc., a British Columbia corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the United States Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the offer and sale from time to time by the Company on a delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any supplement to the prospectus referred to therein (each, a “Prospectus Supplement”), of Securities (as defined below) with an aggregate initial offering price of up to US$150,000,000, or the equivalent thereof. The Registration Statement registers the issuance and sale of the Company’s

(i)	shares of common stock, no par value (“Common Shares”);

(ii)	preferred shares, no par value (“Preferred Shares”);

(iii)	warrants representing the right to receive, upon exercise, debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing (“Warrants”);

(iv)	senior or subordinated debt securities in one or more series (“Debt Securities”);

(v)	subscription rights evidencing the right to purchase equity securities or Debt Securities of the Company or any combination thereof (“Subscription Rights”); and

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(vi)	units that may consist of any of the Common Shares, Preferred Shares, Warrants, Debt Securities or Subscription Rights in any combination (“Units”).

The Common Shares, Preferred Shares, Warrants, Debt Securities, Subscription Rights and Units are hereinafter referred to collectively as the “Securities”.

This opinion is being delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and is limited to the laws, including the rules and regulations under the Act, as in effect on the date hereof.

In connection with this opinion, we have examined the Registration Statement and the Prospectus, and such other matters of fact and questions of law as we have considered appropriate for purposes of this letter, including, without limitation, originals or certified copies of such corporate records, documents, certificates and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, the validity and binding effect on all such parties.

In rendering our opinions set forth herein, we have also assumed that, at the time of any offer and sale of Securities,

(i)	the Company has the necessary corporate power and capacity to execute, deliver and perform its obligations under the terms and conditions of any purchase, underwriting or other agreement, indenture or instrument relating to the Company’s creation, authentication, issuance, sale and/or delivery of the Securities to which the Company is party (any such agreement, an “Agreement”);

(ii)	the Company has the necessary corporate power and capacity to authorize, create, authenticate, validly issue, sell and deliver the Securities and perform its obligations under the terms and conditions of the Securities;

(iii)	all necessary corporate action has been taken by the Company to duly authorize the execution and delivery by the Company of the applicable Agreement and the performance of its obligations under the terms and conditions thereof;

(iv)	all necessary corporate action has been taken by the Company to duly authorize, create, authenticate, sell, deliver and validly issue the Securities and to perform its obligations under the terms and conditions of the Securities, and all of the terms and conditions relevant to the execution, delivery and issuance of the Securities in the applicable Agreement have been complied with;

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(v)	all necessary corporate action has been taken by the Company to duly authorize the terms of the offering of the Securities and related matters;

(vi)	the Agreement (a) has been duly authorized, executed and delivered by all parties thereto and such parties had the capacity to do so; (b) constitutes a legal, valid and binding obligation of all parties thereto; (c) is enforceable in accordance with its terms against all parties thereto; and (d) is governed by the laws of the Province of British Columbia;

(vii)	the Securities have been duly authorized, created, authenticated, sold and delivered and validly issued by the Company and any other person signing or authenticating the Securities, as applicable;

(viii)	the terms of the offering of the Securities and related matters have been duly authorized by the Company;

(ix)	the Company has complied, and will comply, with Division 8 of the Business Corporations Act (British Columbia);

(x)	the execution and delivery of the Agreement and the performance by the Company of its obligations under the terms and conditions thereunder do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law;

(xi)	the authorization, creation, authentication, sale, delivery and issuance of the Securities and the Company’s performance of its obligations under the terms and conditions of the Securities do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law;

(xii)	the terms of the offering of the Securities and related matters do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law; the Company has complied and will comply with the laws of all relevant jurisdictions in connection with the transactions contemplated by, and the performance of its obligations under, the Registration Statement;

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(xiii)	the Registration Statement and any amendments thereto (including any post-effective amendments thereto) has become effective under the Act;

(xiv)	that an appropriate Prospectus Supplement or term sheet with respect to the Securities offered thereby has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;

(xv)	that any Agreement with respect to any offered Securities will be filed with the Commission on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or applicable Prospectus Supplement;

(xvi)	that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; and

(xvii)	that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations, exceptions and qualifications stated herein, we are of the opinion that upon payment in full for the applicable Securities provided for in the applicable Agreement and when issued, sold and delivered in accordance with such Agreement, (i) the Common Shares and Preferred Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company, and to the extent such Common Shares or Preferred Shares are to be issued upon the conversion, exchange or exercise of any series of Preferred Shares, Debt Securities, Warrants, Subscription Rights or Units, when such Common Shares or Preferred Shares have been duly issued and delivered as contemplated by the terms of such Security or governing instrument in respect thereof, such Common Shares or Preferred Shares, as applicable, will be validly issued, fully paid and non-assessable, and (ii) the Warrants, Debt Securities, Subscription Rights, and Units will be validly issued by, and will be binding obligations of, the Company.

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The matters expressed in this letter are subject to and qualified and limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effects of general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law; (iii) the discretion of the court before which any proceeding for enforcement may be brought; and (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy. We express no opinion as to the sufficiency of any consideration to be paid for any Securities.

We are qualified to practice law in the Province of British Columbia, and we do not purport to be experts on the law of any other jurisdiction other than the Province of British Columbia and the federal laws of Canada applicable therein. We do not express any opinion herein concerning any law other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein. We express no opinion and make no representation with respect to the law of any other jurisdiction. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our firm name where it appears in the Prospectus forming part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not admit that we included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Yours truly,

/S/ FASKEN MARTINEAU DuMOULIN LLP